EXHIBIT 21

          SUBSIDIARIES OF INSITUFORM TECHNOLOGIES, INC.


     The following table sets forth certain information as of December 31, 1999 concerning the Company and its subsidiaries.
Unless otherwise indicated, all securities of such subsidiaries are owned by the Company:

                                                       % of Voting
       Name                  Place of Incorporation    Securities
       ----                  ----------------------    -----------

Affholder, Inc.              Missouri                  100
INA Acquisition Corp.        Delaware                  100
Insituform Technologies
 USA, Inc.                   Delaware                  100
Insituform France, S.A.      France                    66.6(1)
Insituform Holdings (UK)
 Ltd.                        United Kingdom            100(1)
Insituform Japan K.K.        Japan                     100(1)
Insituform Linings Plc.      United Kingdom             75(2)
Insituform (Netherlands)
 B.V.                        Netherlands and Delaware  100(1)
Insituform Technologies,
 Ltd.                        Alberta                   100
Insituform Technologies,
 Ltd.                        United Kingdom            100(2)
Insituform Rioolrenovatie-
  technieken B.V.            Netherlands               100(3)
Tite Liner NRO Corp.         Alberta                   100
United Pipeline Systems
 USA, Inc.*                  Delaware                  100
United Sistema de Tuberias
 Ltda.                       Chile                     100(4)
Video Injection S.A.         France                     80(1)


     Other subsidiaries of the Company are not named in the table above. Such unnamed subsidiaries considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.


-------------
(1)  Securities are owned by INA Acquisition Corp.
(2)  Securities are owned by Insituform Holdings (UK) Limited.
(3)  Securities are owned by Insituform (Netherlands) B.V.
(4) Securities are owned 60% by Insituform Technologies, Inc. and 40% by INA Acquisition Corp.

* Effective December 31, 1999, such subsidiary was merged into the Company.